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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)  December 7, 2001

REMEC, INC. (Exact name of registrant as specified in its charter)
California (State or other jurisdiction of incorporation)	0-27414 (Commission File No.)	95-3814301 (I.R.S. Employer Identification No.)
3790 Via de la Valle, San Diego, California 92014 (Address of principal executive offices and zip code)
9404 Chesapeake Drive, San Diego, California 92123 (Former Name or Former Adress, if Changed Since Last Report)

Registrant's telephone number, including area code:  (858) 505-3713

Item 8. Change in Fiscal Year.

    On December 7, 2001, the Board of Directors of REMEC, Inc., a California corporation ("REMEC"), approved a change in REMEC's fiscal year end. This change will become effective February 1, 2002. REMEC's previous fiscal year ended on January 31 of each year. REMEC's new fiscal year will end on the Friday closest to December 31 of each year. The transition period report for the eleven month period ended December 31, 2002 will be filed on an annual report on Form 10-K.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

REMEC, INC.
By:	/s/ Donald J. Wilkins Donald J. Wilkins Vice President General Counsel and Secretary

    Date: December 20, 2001

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  Item 8. Change in Fiscal Year.
SIGNATURE